SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2006

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, CIGNA Corporation entered into the Amended and Restated Revolving Credit and Letter of Credit Agreement with the lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., Banc of America Securities LLC, and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers, Bank of America, N.A., as syndication agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York branch and Deutsche Bank AG New York branch, as co-documentation agents. Under the Credit Agreement, CIGNA can borrow up to an aggregate principal amount of $1.75 billion, which includes a letter of credit sub-limit facility of up to an aggregate amount of $1.25 billion. The Company entered into the Credit Agreement: (a) for general corporate purposes, including support for the issuance of commercial paper and to obtain statutory reserve credit for certain reinsurance arrangements; and (b) to replace its previous credit agreement.

Various interest rate options are available under the Credit Agreement. Depending on CIGNA’s long-term senior unsecured debt rating, the Company pays: (a) commitment fees on the lenders’ aggregate commitment under the credit agreement ranging from 0.06% to 0.175%, which are reduced by the aggregate amount of letters of credit issued; and (b) letter of credit commissions ranging from 0.3% to 0.875% on the amount of letters issued and outstanding. At May 11, 2006, the annual rate was 0.1% for the commitment fees and 0.5% for the letter of credit commissions. The Credit Agreement expires May 11, 2011.

The Credit Agreement contains customary restrictive covenants, including a financial covenant requiring CIGNA to maintain a total debt to capital ratio at or below 0.40 to 1.00. The failure to comply with customary conditions or the occurrence of events of default, customary for agreements of this kind, would: (a) prevent the Company from receiving any advances or having letters of credit issued; and (b) generally require the repayment of any outstanding advances or the provision of collateral for any issued and outstanding letters of credit under the Credit Agreement. CIGNA has not received any advances under the Credit Agreement at this time, nor are there any letters of credit currently issued under the Credit Agreement.

The agents and the lenders under the Credit Agreement and their affiliates have provided, and future lenders under the Credit Agreement may provide, various investment banking, other commercial banking and financial advisory services to CIGNA for which they have received, and may in the future receive, customary fees.

The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: May 12, 2006	By:	/s/ Michael W. Bell
Michael W. Bell
Executive Vice President and
Chief Financial Officer

Index to Exhibits

Number	Description	Method of Filing

10.1	$1.75 billion Amended and	Filed herewith.
Restated Revolving Credit
and Letter of Credit Agreement
dated as of May 11, 2006